UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 6, 2020

Commission File Number:  00-35376

Glowpoint, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
77-0312442
(IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231, Denver, Colorado 80433
(Address of principal executive offices)

(303) 640-3838
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, par value $0.0001 per share
Trading Symbol(s)
GLOW
Name of exchange on which registered
NYSE American

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 6, 2020, Glowpoint, Inc. (the "Company") filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to reflect the Company's change of name from Glowpoint, Inc. to Oblong, Inc. ("Amendment"). As a result of the Amendment, the Company's common stock, par value $0.0001, is now trading on the New York Stock Exchange American under a new ticker symbol, "OBLG", effective at market-open on March 9, 2020.

The foregoing description of the amendment to the Company's Amended and Restated Certificate of Incorporation do not purport to be complete and are qualified in their entirety by reference to the Amended Certificate, a copy of which is attached hereto as Exhibit 3.1, and incorporated by reference herein.

Item 8.01 Other Events.

On March 9, 2020, the Company issued a press release announcing its name change. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See exhibit index.

Exhibit Index

Exhibit No.	Description
EX-3.1	Amendment to the Company's Amended & Restated Certificate of Incorporation, dated March 6, 2020.
EX-99.1	Press Release issued by the Company, dated March 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glowpoint, Inc.

Date:   March 9, 2020
By:	/s/ Peter Holst

Name: Peter Holst
Title: President and Chief Executive Officer